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                                                          Exhibit 23.2

               Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 26, 1996 relating to the financial statements of Triangle Pharmaceuticals, Inc., which report appears on page F-2 of the Prospectus constituting part of the Registration Statement No. 333-11793 on Form S-1, as amended.

PRICE WATERHOUSE LLP

Raleigh, North Carolina
October 31, 1996